UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report	June 21, 2013

INTEGRAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-28353	98-0163519
(Commission File Number)	(IRS Employer Identification No.)
805 W. Orchard Drive, Suite 7, Bellingham, Washington	98225
(Address of Principal Executive Offices)	(Zip Code)
(360) 752-1982
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On June 21, 2013, Integral Technologies, Inc. (the “Company”) entered into a license agreement (the “Agreement”) with Hanwha L&C (“Hanwha”), a global high-tech materials maker based in South Korea.  The agreement grants to Hanwha and its affiliates, an exclusive, non-transferrable, nonsublicensable, license to manufacture, sell and distribute the Company’s line of conductive plastics, ElectriPlast®, in South Korea, as well as a non-exclusive, non-transferable, nonsublicensable right to sell and distribute ElectriPlast® for the Japan, Taiwan and China markets.  The Agreement is for an initial term of 10 years and shall be renewed for 1 year periods thereafter by tacit renewal unless terminated by either party pursuant to the Agreement.   On June 25, 2013, the Company issued a news release announcing the execution of the Agreement.  A copy of the news release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Agreement, which will be filed as an exhibit to the Company’s next periodic report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

99.1	News release dated as of June 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL TECHNOLOGIES, INC.

By:	/s/ William A. Ince
Name:	William A. Ince
Title:	Secretary

June 28, 2013

EXHIBIT INDEX
No.	Description

99.1	News release dated as of June 25, 2013.